Exhibit 10.11
SUPPLEMENTAL CONFIRMATION

To:	Constellation Brands, Inc.
207 High Point Drive
Building 100
Victor, New York 14564

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	SDB1631459600

Date:	April 16, 2010

                    The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Constellation Brands, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.          This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of April 16, 2010 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.          The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	April 16, 2010

Forward Price Adjustment Amount:	As specified in the Trade Notification, to be 1.00% of the Hedge Period Reference Price.

Hedge Period Start Date:	April 19, 2010

Calculation Period Start Date:	April 26, 2010

Hedge Period End Date:	May 17, 2010

Scheduled Termination Date:	November 24, 2010

First Acceleration Date:	June 28, 2010

Prepayment Amount:	USD 300,000,000

Prepayment Date:	April 21, 2010

Initial Shares:	11,016,451

Initial Share Delivery Date:	April 21, 2010

Minimum Shares:	As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) 120% of the Hedge Period Reference Price.

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Maximum Shares:	As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) 90% of the Hedge Period Reference Price.

Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.

Loss of Stock Borrow:	Not Applicable
3.          Section 9(b) of the Master Confirmation is hereby amended by deleting each reference to the word “three” therein and replacing it with the word “two”.
4.          Counterparty represents and warrants to GS&Co. that except for any purchase consented to by GS&Co. neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

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          Please confirm your agreement to be bound by the terms stated in this Supplemental Confirmation by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN, SACHS & CO.
By:	/s/ Jonathan S. Lipnick
Authorized Signatory

Agreed and Accepted By:

CONSTELLATION BRANDS, INC.

By:	/s/ David Klein

Name: David Klein
Title: Senior Vice President and Treasurer

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